UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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OXYGEN BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

August [●], 2014

Dear Stockholders:

It is my pleasure to invite you to the Annual Meeting of Stockholders of Oxygen Biotherapeutics, Inc., to be held on September 11, 2014, at 9:00 a.m. at the offices of Oxygen Biotherapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560. This booklet includes the Notice of Annual Meeting of Stockholders and Proxy Statement. The Proxy Statement provides information about the business we will conduct at the meeting. We hope you will be able to attend the meeting, where you can vote in person.

 The matters to be acted upon at the meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. We need more than half of our outstanding common shares to be represented at the Annual Meeting to establish a quorum. Every vote counts! Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time. You may also elect to vote your shares by telephone or electronically via the Internet. With respect to shares held through a broker, bank or nominee, please follow the separate instructions from your broker, bank or nominee on how to vote your shares.

Sincerely,

John P. Kelley
Chief Executive Officer

YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY, VOTE YOUR SHARES BY TELEPHONE OR INTERNET, OR ATTEND THE ANNUAL MEETING IN PERSON.

OXYGEN BIOTHERAPEUTICS, INC.
ONE Copley Parkway, Suite 490
Morrisville, North Carolina 27560

Notice of Annual Meeting of Stockholders
To Be Held on September 11, 2014

To the Stockholders:

The stockholders of Oxygen Biotherapeutics, Inc. will hold an annual meeting (the “Annual Meeting”) on September 11, 2014, at 9:00 a.m. at the offices of Oxygen Biotherapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560.

The purpose of the meeting is to propose and act upon the following matters:

1.
the election of the seven director nominees described in the Proxy Statement to serve as directors until the sooner of the 2015 Annual Meeting of Stockholders or the election and qualification of their successors;

2.	the approval of an amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc.; and

3.	the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015.

At the Annual Meeting we may transact such other business as may properly come before the meeting.

The above matters are described in the Proxy Statement accompanying this notice.

The Board has fixed the close of business on August [●], 2014 as the record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting. Representation of at least a majority in voting interest of our common stock, either in person or by proxy, is required to constitute a quorum for purposes of voting on the proposals set forth above.

It is important that your shares be represented at the Annual Meeting to establish a quorum.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the Annual Meeting.

Your vote is important, and we appreciate your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

Nancy J. Hecox, Corporate Secretary

August [●], 2014

OXYGEN BIOTHERAPEUTICS, INC.

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to be held on September 11, 2014

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2014 Annual Report to Stockholders are available at http://www.iproxydirect.com/OXBT.

The board of directors (the “Board of Directors” or the “Board”) of Oxygen Biotherapeutics, Inc. is asking for your proxy for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Oxygen Biotherapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560 on September 11, 2014, at 9:00 a.m. local time, to elect the seven director nominees described in this Proxy Statement, to approve an amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc., to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm and to conduct such other business as may be properly brought before the meeting.

The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in this proxy statement, “FOR” the amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc. and “FOR” ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

This proxy statement and the accompanying proxy card are first being delivered to stockholders on or about August [●], 2014.

All references in this Proxy Statement to “Oxygen,” “we,” “our,” and “us” mean Oxygen Biotherapeutics, Inc.  All numbers of shares or share prices relating to our common stock in this Proxy reflect the 1-for-20 reverse stock split of our common stock on May 10, 2013.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Interwest Transfer Company (“Interwest”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Interwest on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to them so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

You are entitled to one vote for each share of our common stock that you hold.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by us to act as tellers for the meeting. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” and broker non-votes on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are generally not treated as votes cast for the matter. Abstentions do not count as a vote against the proposals.  A broker non-vote occurs when a broker holding shares for a customer does not vote on a particular proposal because the broker has not received voting instructions on the matter from its customer and is barred by stock exchange rules from exercising discretionary authority to vote on the matter.

How do I vote?

If you are a stockholder of record, you may vote using any of the following methods:

●
Proxy Vote by Mail or by Fax. Return the enclosed proxy form by mail using the enclosed prepaid envelope or by fax to (202)-521-3464. Be sure to complete, sign and date the form before mailing or faxing. If you are a stockholder of record and you return your signed proxy form but do not indicate your voting preferences, the persons named in the proxy form will vote FOR the election of each director nominated by the Board of Directors, FOR the amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc. and FOR the ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm, and at the discretion of the persons named in the proxy on any other matter that comes before the meeting for a vote.

●
Proxy Vote by Internet. You may use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on September 10, 2014 by going to the website http://www.iproxydirect.com/OXBT. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

●
Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on September 10, 2014 by calling the toll-free number 1-866-752-VOTE (8683). Have your proxy card in hand when you call and then follow the instructions.

●
In Person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

If you are a beneficial owner because your shares are held in a stock brokerage account or by a bank or other nominee, to vote your shares you must direct your broker, bank or nominee how to vote your shares by using the voting instructions included in the mailing you received, or attend the Annual Meeting by following the directions below under “Who Can Attend the Annual Meeting?”

What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending written notice of revocation to our Corporate Secretary;

●	submitting a new, proper proxy by mail (not by Internet or phone) after the date of the revoked proxy; or

●	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or nominee.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on August [●], 2014.

How many votes can be cast by all stockholders?

There were [●] shares of our common stock outstanding on the record date and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter.

 What constitutes a quorum?

A majority of the outstanding shares present or represented by proxy, or [●] shares, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

What vote is required to approve each item?

For the election of the directors, the seven directors who receive the greatest number of votes cast in person or by proxy will be elected directors.

The amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc. requires the affirmative vote of a majority of our shares outstanding as of the record date.

The ratification of Cherry Bekaert LLP as our independent registered public accounting firm requires approval by a majority of the total votes cast in person or by proxy. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders do not ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Cherry Bekaert LLP but still may retain them. Even if the selection is ratified, the Audit Committee may change the appointment at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Annual Meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders as of August [●], 2014 may attend the Annual Meeting. If you are listed as stockholder of record you may attend the Annual Meeting if you bring proof of identification. If you are the beneficial owner of shares held in street name, you will need to bring proof of identification and provide proof of ownership by bringing either a copy of a brokerage statement or a letter from the record holder indicating that you owned the shares as of August [●], 2014.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Where can I find more information about Oxygen Biotherapeutics?

We file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to Section 15(d) of the Securities Exchange Act of 1934. Our SEC filings are available from the SEC’s Internet site at http://www.sec.gov, which contains reports and other information regarding issuers that file electronically. Our filings with the SEC are available without charge on our website (http://www.oxybiomed.com) as soon as reasonably practicable after filing. Further, the reports filed with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the Public Reference Room.

Who can help answer my questions about the Annual Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

Oxygen Biotherapeutics, Inc.
Attn: Investor Relations
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
Telephone: (919) 855-2100

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your broker directly.

PROPOSAL 1:  ELECTION OF DIRECTORS

Nominees for Election as Directors

All seven of the persons nominated for election to the Board of Directors at the Annual Meeting are currently serving as our directors. We are not aware of any nominee who will be unable or will decline to serve as a director. If a nominee becomes unable or declines to serve, the Board will either select a substitute nominee or reduce the size of the Board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for election of the substitute nominee, if any, designated by the Board of Directors. The term of office of each person elected as a director will continue until the sooner of the 2015 Annual Meeting of Stockholders or the election and qualification of their successors.

The following table lists the nominees for election and information about each as of July 31, 2014:

Name	Age	Position with Oxygen Biotherapeutics, Inc.	Director Since
Ronald R. Blanck, DO	73	Chairman	December 2009
William A. Chatfield	63	Director	October 2009
Anthony DiTonno	66	Director	December 2011
John P. Kelley	61	Chief Executive Officer and Director	December 2013
Gregory Pepin	31	Director	August 2009
Gerald T. Proehl	55	Director	April 2014
Chris A. Rallis	60	Director	December 2011

Ronald R. Blanck, DO has served as a director since December 2009 and as Chairman since September 2011. Dr. Blanck has served as chairman of Martin, Blanck & Associates, a federal health services consulting firm based in Falls Church, VA since January 2010. He began his military career in 1968 as a medical officer and battalion surgeon in Vietnam, retiring 32 years later as a Lieutenant General and Surgeon General of the U.S. Army and commander of the U.S. Army Medical Command. He also served as commander of Walter Reed Medical Center and the North Atlantic Region Medical Command. His background also includes serving as president of the University of North Texas Health Science Center at Fort Worth.

We believe that Dr. Blanck brings to the Board an intimate knowledge of our military system and the unique health care challenges they face. As a director, Dr. Blanck has provided invaluable assistance to the Board as our company strives to bring innovative medical products that address the needs of our wounded military personnel. As chairman, he provides strategic leadership and focus to the Board and to management.

Dr. Blanck serves as a member of the Corporate Governance and Nominating Committee, and as chair of the Audit Committee.

William A. Chatfield has served as a director since October 2009. Mr. Chatfield most recently served as the Director of the U.S. Selective Service System from November of 2004 to May of 2009, having been nominated by President George W. Bush and confirmed by the U.S. Senate. He was directly responsible to the President of the United States for the management of the Selective Service System. His background includes more than 30 years of experience working with the executive and legislative branches of the Federal government, such as the Department of Defense, the Department of the Interior, and the Civil Aeronautics Board, as well as serving as an Intelligence Officer with the U.S. Marine Corps.

We believe that Mr. Chatfield’s unique background working within the political framework of our government benefits the Board and the Corporate Governance and Nominating Committee.  Mr. Chatfield’s qualifications and experience also assist us in developing pathways for additional sources of funding through grants and other government sponsored programs.

Mr. Chatfield serves as chair of the Corporate Governance and Nominating Committee.

Anthony A. DiTonno has served as a director since December 2011. Since February 2013, Mr. DiTonno has served as Chief Executive Officer of Avantis Medical Systems, Inc., a medical device company that develops and manufactures catheter-based endoscopic devices.  From April 2003 until December 2011, Mr. DiTonno was President and Chief Executive Officer of Neurogesx Inc., a biopharmaceutical company based in the San Francisco Bay area (“Neurogesx”). During his time at Neurogesx, Mr. DiTonno also served on its board of directors.  Mr. DiTonno has funded companies through a variety of financial arrangements including private and public financings, partnerships and debt. He has also been successful in gaining regulatory approvals in both the United States and European Union. Previously, he was Executive Vice President of Marketing and Sales at Enteric Medical Technologies Inc., which was acquired by Boston Scientific Company; President and Chief Executive Officer of Lifesleep Systems, Inc.; and Vice President and General Manager of Olcassen Pharmaceuticals, which was sold to Watson Laboratories. Early in his career, he held a variety of positions of increasing responsibility at Rorer Group, Inc. (Rhône Poulenc Rorer) and Wyeth Laboratories. Mr. DiTonno received an M.B.A. from Drexel University and a B.S. in Business Administration from St. Joseph’s University.

We believe that Mr. DiTonno’s extensive corporate experience and financial background qualifies him to serve on our Board and provides valuable insight to the company. Mr. DiTonno was recommended by a third-party director search firm engaged by the Corporate Governance and Nominating Committee to identify and recruit candidates for consideration as director nominees.

Mr. DiTonno serves as a member of the Compensation Committee.

John P. Kelley joined our company as Chief Executive Officer in November 2013, and has served as a director since December 2013. Prior to joining our company, Mr. Kelley co-founded Phyxius Pharma, Inc. (“Phyxius”) and held the positions of Chief Executive Officer and Director from January 2010 until November 2013. Prior to Phyxius, Mr. Kelley served as President and Chief Operating Officer of The Medicines Company, a provider of medical solutions to hospitals, from December 2004 to December 2009 and as a director from February 2005 to December 2009.  Prior to The Medicines Company, Mr. Kelley held a series of positions at Aventis Pharmaceuticals, Inc. (“Aventis”), an international pharmaceutical company.  From September 2003 until September 2004, Mr. Kelley served as Senior Vice President, Global Marketing and Medical at Aventis, where he was accountable for worldwide brand management of Aventis’ core strategic brands and managed strategic alliances with partner companies.  From September 2002 to September 2003, he served as Senior Vice President, Strategic Risk Officer for Aventis, advising the Management Board and Chief Executive Officer.  From January 2000 to September 2002, Mr. Kelley served as Vice President, Head of Strategic Development of Aventis where he was responsible for leading the strategic planning process of the pharmaceutical division of Aventis as well as merger and acquisition activity. Prior to the formation of Aventis, he served as a Vice President, Commercial Director, U.S. at Hoechst Marion Roussel, Inc., a life sciences firm focused on pharmaceuticals and agriculture, from March 1998 through December 1999 and Mr. Kelley served as Vice President of Marketing of Hoechst Marion Roussel from 1995 to 1998.  Mr. Kelley currently serves on the Board of Directors of Acorda Therapeutics.  Mr. Kelley received a B.S. degree in Biology from Wilkes University and an M.B.A. from Rockhurst University.

We believe that Mr. Kelley’s extensive leadership, business and operating experience, as well as his knowledge of our business as our Chief Executive Officer, uniquely qualifies him to serve on our Board.

Gregory Pepin has served as a director since August 2009.  From July 2008 until April 2010, he was engaged as a Senior Vice President at Melixia SA (“Melixia”), an investment management company based in Switzerland.  In that position he participated in the formation of Vatea Fund, a stakeholder in our company, and has served as a Managing Director of that fund since June 2009.  In May 2010, he co-founded EOS Investment, Ltd. (“EOS”), an investment company based in the Cayman Islands, which serves as investment manager of Vatea Fund and as investment manager and managing director of OXBT Fund, one of our principal stockholders.  EOS serves as the investment manager and the managing director for two other funds that are not affiliated with us.  In May 2010, Mr. Pepin co-founded Independent Wealth Management, SA, an investment management company based in Switzerland, and he has served as a financial analyst for the company since that time.  From September 2005 through the end of June 2008, Mr. Pepin was employed as a consultant in finance and insurance by Winter & Associates located in Paris, France.  In July 2005, Mr. Pepin earned the degree of Master of Science and Economy, Finance and Actuaries, from HEC Lausanne.

We believe that Mr. Pepin’s investment management experience and skills qualify him to serve on our Board, and provide the Board with valuable insight into the investment community.

Mr. Pepin serves as chair of the Compensation Committee and as a member of the Corporate Governance and Nominating Committee.

Gerald T. Proehl has served as a director since April 2014. From January 2002 to December 2012, Mr. Proehl was the President, Chief Executive Officer and a Director of Santarus, Inc. (“Santarus”), a company that he helped to found in 1999.  From March 2000 through December 2001, Mr. Proehl was President and Chief Operating Officer of Santarus, and from April 1999 to March 2000, Mr. Proehl was Vice President, Marketing and Business Development of Santarus.  Mr. Proehl helped lead the sale of Santarus to Salix Pharmaceuticals for $2.6 billion in December of 2013.  Prior to joining Santarus, Mr. Proehl was with Hoechst Marion Roussel, Inc. (“Hoechst”), a global pharmaceutical company, for 14 years, where he served in various capacities, including Vice President of Global Marketing. During his career at Hoechst he worked across numerous therapeutic areas, including CNS, cardiovascular, and gastrointestinal.  Mr. Proehl currently serves on the Board of Directors of Auspex Pharmaceuticals, Inc., a Phase 3 clinical stage biopharmaceutical company focused on developing and commercializing novel medicines for the treatment of orphan diseases.  He also serves on the Board of Directors of Sophiris Bio Inc., a publicly traded company developing a late-stage, targeted treatment for benign prostatic hyperplasia.  Mr. Proehl holds a B.S. in education from the State University of New York at Cortland, an M.A. in exercise physiology from Wake Forest University and an M.B.A. from Rockhurst College.

We believe that Mr. Proehl’s general business and commercial experience in the pharmaceutical industry, as well as his strong background in business operations developed through his leadership at other companies qualifies him to serve on our Board.

Mr. Proehl serves as a member of the Compensation Committee and as a member of the Audit Committee.

Chris A. Rallis has served as a director since December 2011. Mr. Rallis is an Executive-in-Residence at Pappas Ventures, a life science venture capital firm based in Durham, NC. From April 2006 until June 2007, he was President and Chief Executive Officer of ImmunoBiosciences, Inc., a vaccine technology company formerly located in Raleigh, NC. He has served as a consultant for Duke University and Panacos Pharmaceuticals, Inc., and is the former President and Chief Operating Officer of Triangle Pharmaceuticals, Inc. (“Triangle”), which was acquired by Gilead Sciences in January 2003 for approximately $465 million. While at Triangle, he participated in 11 equity financings generating gross proceeds of approximately $500 million. He was also primarily responsible for all business development activities which included a worldwide alliance with Abbott Laboratories and the in-licensing of 10 compounds. Earlier, he served in various business development and legal management roles with Burroughs Wellcome, Co. Mr. Rallis serves on the boards of Aeolus Pharmaceuticals and Adherex Technologies and chairs the Audit Committee of both boards. He received his A.B. degree in economics from Harvard College and a J.D. from Duke University.

We believe that Mr. Rallis’ strong background in raising capital, business development and operations developed through his leadership at other companies operating within the biomedical industry qualifies him to serve on our Board. Mr. Rallis was recommended by our outside counsel to the Corporate Governance and Nominating Committee for consideration as a director nominee.

Mr. Rallis serves as a member of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE MATTERS

Code of Ethics

We have adopted a Code of Ethics applicable to all of our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, a copy of which will be provided to any person, free of charge, upon request. A request for a copy of the Code of Ethics should be in writing and sent to Oxygen Biotherapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Board Composition and Independence of Directors

Our Board of Directors currently has seven members. Dr. Ronald R. Blanck is our Chairman and William A. Chatfield, Anthony DiTonno, John P. Kelley, Gregory Pepin, Gerald T. Proehl and Chris A Rallis are Directors.

In accordance with the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”), our Board of Directors must consist of a majority of “independent directors,” as determined in accordance with NASDAQ Rule 5605(a)(2). The Board has determined that Messrs. Blanck, Chatfield, DiTonno, Pepin, Proehl and Rallis are independent directors in accordance with applicable NASDAQ listing rules. The Board performed a review to determine the independence of the director nominees and made a subjective determination as to each of these independent director nominees that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company. In making these determinations, the Board reviewed the information provided by the director nominees with regard to each individual’s business and personal activities as they may relate to us and our management.

Attendance at Meetings

During the fiscal year ended April 30, 2014, the Board met eight times and each of our current directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served.  From time to time the Board also acted through written consents. We have no formal policy requiring director attendance at the Annual Meeting, although all directors are expected to attend the Annual Meeting if they are able to do so. All five directors of the Company who were members of the Board at the time of the Annual Meeting in 2013 attended the 2013 Annual Meeting.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. Consistent with this understanding, the independent Directors consider the Board’s leadership structure on an annual basis. This consideration includes the pros and cons of alternative leadership structures in light of the Company’s operating and governance environment at the time, with the goal of achieving the optimal model for effective oversight of management by the Board.

Currently, Mr. Kelley serves as our Chief Executive Officer and Dr. Blanck, who has been a member of our board since December 2009, serves as our Chairman of the Board.  Based on the Board’s most recent review of our Board leadership structure, the Board has determined that this leadership structure is optimal for the Company because it allows Mr. Kelley to focus on leading our business and operations and carrying out our strategy, and Dr. Blanck, our Chairman of the Board, to focus on leading our Board’s oversight of our strategy and business.

In considering its leadership structure, the Board has taken a number of factors into account. The Board, which consists of highly qualified and experienced directors, a majority of whom are independent, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the Board’s three key Committees—Audit and Compliance, Compensation and Corporate Governance and Nominating—are comprised entirely of independent directors.  A number of Board and Committee processes and procedures, including regular executive sessions of directors, periodic executive sessions of the independent directors, and annual evaluations of our Chief Executive Officer’s performance against pre-determined goals, provide substantial independent oversight of our Chief Executive Officer’s performance. The Board believes that these factors provide the appropriate balance between the authority of those who oversee the Company and those who manage it on a day-to-day basis.

Board’s Role in Risk Oversight

We operate in a highly complex and regulated industry and are subject to a number of significant risks.  The Board plays a key role with respect to our risk oversight, such as determining whether and under what circumstances we will engage in financing transactions or enter into strategic alliances and collaborations.  The Board is also involved in our management of risks related to our financial condition or to the development and commercialization of our product candidates.

One of the Board’s risk oversight roles is to provide guidance to management.  The Board receives regular business updates from members of senior management in order to identify matters that involve operational, financial, legal or regulatory risks.

To facilitate its oversight of our company, the Board of Directors has delegated certain functions (including the oversight of risks related to these functions) to Board committees. The Audit and Compliance Committee reviews and discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, the Compensation Committee evaluates the risks presented by our compensation programs and analyzes these risks when making compensation decisions, and the Corporate Governance and Nominating Committee evaluates whether the composition of the Board is appropriate to respond to the risks that we face. The roles of these committees are discussed in more detail below.

Although the Board of Directors has delegated certain functions to various committees, each of these committees regularly reports to and solicits input from the full Board regarding its activities.

Standing Committees

Our Board of Directors has three standing committees:  the Audit and Compliance Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Copies of the charters of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees, as they may be amended from time to time, are available on our website at http://www.oxybiomed.com.

The Board has determined that all of the members of each of the Audit and Compliance, Compensation, and Corporate Governance and Nominating Committees are independent as defined under NASDAQ rules, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit and Compliance Committee.

The Audit and Compliance Committee’s principal responsibilities include:

●	reviewing, evaluating, and discussing our financial statements and other financial information prepared on our behalf;

●	selecting, retaining, and monitoring the independence and performance of our outside auditors, including overseeing the audits of our financial statements and approving any non-audit services;

●
assisting the Board in fulfilling its oversight responsibilities, primarily through overseeing management’s conduct of our accounting and financial reporting process and systems of internal accounting and financial controls;

●	providing an avenue of communication among the outside auditors, management and the Board; and

●	preparing an annual report of the Audit Committee for inclusion in our proxy statement.

The members of the Audit and Compliance Committee are Messrs. Blanck, Proehl and Rallis. Mr. Blanck serves as chair of the Audit Committee. The Board of Directors has determined that Messrs. Blanck, Proehl and Rallis each qualify as an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met four times in fiscal 2014.

Compensation Committee.

The Compensation Committee’s primary responsibilities include:

●	determining and approving the Chief Executive Officer’s compensation;

●	reviewing and making recommendations to the Board with respect to compensation of all other key senior executives and elected corporate officers at appropriate time periods;

●
reviewing, and if appropriate, approving employment agreements, severance agreements, retirement arrangements, change in control agreements and provisions, and any special or supplemental benefits for each of our executive officers;

●	working with the Chief Executive Officer to plan for Chief Executive Officer succession;

●	exercising the powers and authorities vested in the administrator or similar delegate of the Board provided by the stock option, restricted stock, incentive, and other of our compensation plans; and

●	preparing an annual report on executive compensation for inclusion in our proxy statement.

The members of the Compensation Committee are Messrs. Pepin, Proehl and DiTonno. Mr. Pepin serves as chair of the Compensation Committee. The Compensation Committee met two times in fiscal 2014.

Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s primary responsibilities include:

●	identifying and evaluating director candidates and recommending to the Board proposed nominees for Board membership;

●	recommending to the Board proposed directors to serve on each Board committee;

●	leading the Board in its annual review of the Board’s performance;

●	developing and recommending to the Board a set of Corporate Governance Guidelines;

●	considering issues involving possible conflicts of interest of directors; and

●	recommending and reviewing all matters pertaining to fees and retainers paid to directors for Board and committee service and for serving as chair of a Board committee.

The members of the Corporate Governance and Nominating Committee are Messrs. Chatfield, Blanck, and Pepin. Mr. Chatfield serves as chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met one time in fiscal 2014.

Processes and Procedures for Executive and Director Compensation

The Compensation Committee has the authority to determine and approve the compensation of the Chief Executive Officer and to review and make recommendations to the Board with respect to the compensation of all other executive officers.  The Corporate Governance and Nominating Committee has authority to recommend and review all matters pertaining to compensation of our directors.  In making its determination with respect to the Chief Executive Officer, the Compensation Committee considers, among other things, our performance, overall stockholder return, compensation of chief executive officers at other companies, and the awards given to the Chief Executive Officer in past years.  In reviewing and making recommendations with respect to the compensation of other executive officers, the Compensation Committee takes into account, among other things, each individual’s performance, our overall performance, and comparable compensation paid to similarly-situated officers in comparable companies.  The Chief Executive Officer may make recommendations to the Compensation Committee regarding the compensation of other executive officers, but has no input and may not be present during voting or deliberations about his compensation.   In making its recommendations with respect to director compensation, the Corporate Governance and Nominating Committee considers, among other things, the Board’s overall level of performance, the individual director’s participation in committees, the compensation paid to other director’s in similarly situated companies, and our financial growth.

Our Compensation Committee may delegate its authority to the chair of the committee to the extent it deems necessary to finalize matters as to which the committee has given its general approval.

The Compensation and Corporate Governance and Nominating Committees have the authority to retain compensation consultants and other outside advisors to assist in discharging their responsibilities.  The recommendations of such consultants are considered in conjunction with the other considerations listed above.

Procedures for Director Nominations

Under the charter of the Corporate Governance and Nominating Committee, the Committee is responsible for identifying and selecting or recommending qualified candidates for membership on the Board of Directors. In evaluating the suitability of individual director candidates, the Committee takes into account many factors, including, but not limited to: (a) general understanding of marketing, financial and other disciplines relevant to the success of a publicly-traded company in today’s business environment, (b) understanding of our business on a technical level, (c) educational and professional background, (d) integrity and commitment to devote the time and attention necessary to fulfill his or her duties, and (e) diversity of race, ethnicity, gender and age.  The Corporate Governance and Nominating Committee implements and assesses the effectiveness of these factors and the Board’s commitment to diversity by considering these factors in our assessment of potential director nominees and the overall make-up of our Board. In determining whether to recommend a director for re-election, the Committee will consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board, but rather the Board believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of our company and the composition of the Board. The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of possible nominees, and investigates and reviews each proposed nominee’s qualifications for service on the Board.

The Corporate Governance and Nominating Committee may engage outside search firms to assist in identifying or evaluating potential nominees. A third-party director search firm recommended Mr. DiTonno as a candidate for the Board to the Corporate Governance and Nominating Committee. Our outside counsel recommended Mr. Rallis as a candidate for the Board to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. It is the policy of the Corporate Governance and Nominating Committee that candidates recommended by stockholders will be given appropriate consideration in the same manner as other candidates. The procedure for submitting candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2014 Annual Meeting is described under “Other Matters - Stockholder Proposals.”

Stockholder Communications with Directors

It is the policy of our company and the Board to encourage free and open communication between stockholders and the Board. Any stockholder wishing to communicate with the Board should send any communication to Oxygen Biotherapeutics, Inc., Attn: Corporate Secretary, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560. Any such communication must be in writing and must state the number of shares beneficially owned by the stockholder making the communication. Our Corporate Secretary will forward such communication to the full Board or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal, or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication. This policy is not designed to preclude other communications between the Board and stockholders on an informal basis.

AUDIT COMMITTEE REPORT

The Audit and Compliance Committee has reviewed our audited financial statements for 2014, and has discussed these statements with management. The Audit Committee has also discussed with Cherry Bekaert LLP, our independent registered public accounting firm during the 2014 fiscal year, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee also received from Cherry Bekaert LLP the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the 2014 audited financial statements be included in our Annual Report on Form 10-K for fiscal 2014, for filing with the SEC.

With respect to the above matters, the Audit Committee submits this report.

Ronald R. Blanck
Gerald T. Proehl
Chris A. Rallis

MANAGEMENT

The names of our executive officers as of July 31, 2014 are listed below. Our executive officers are appointed by our Board of Directors to hold office until their successors are duly appointed and qualified, or until their resignation, retirement, death, removal, or disqualification.  The information appearing below and certain information regarding beneficial ownership of securities by certain executive officers contained in this proxy statement has been furnished to us by the executive officers. Information regarding Mr. Kelley is included in the director nominee profiles set forth above.

Name	Age	Position
John P. Kelley	61	Chief Executive Officer
Michael B. Jebsen, CPA	43	President and Chief Financial Officer

Michael B. Jebsen joined Oxygen as our Accounting Manager in April 2009, and was elected Chief Financial Officer, Executive Vice President Finance and Administration in August 2009.  Mr. Jebsen also served as our Interim Chief Executive Officer from August 2011 until November 2013. Before joining us, he was an auditor with Grant Thornton, LLP from July 2003 through December 2005 and from April 2008 through April 2009. In addition, he held various positions, including Chief Ethics Officer, Senior Internal Auditor, and Senior Financial Analyst with RTI International, a non-profit research and development organization, from January 2006 to February 2008. Mr. Jebsen holds a Master of Science in Accounting from East Carolina University and is a Certified Public Accountant, licensed in North Carolina.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary of Compensation

The following table provides certain summary information concerning compensation earned for services rendered in all capacities to us for the fiscal years ended April 30, 2014 and 2013, by our chief executive officer and chief financial officer (the “Named Executive Officer”). We had no other executive officers during any part of fiscal 2014.  This information includes the dollar amount of base salaries, bonus awards, stock options and all other compensation, if any, whether paid or deferred.

The amounts for Mr. Kelley and Mr. Jebsen under the Option Awards column below reflect option grants made pursuant to their respective employment agreements, which were negotiated in connection with our acquisition of a license for levosimendan in our transaction with Phyxius Pharma, Inc. in November 2013.  Prior to the acquisition of our license for levosimendan, our stock price was approximately $1.50 per share of common stock, however the amounts indicated in the Option Awards column below are based upon a stock price of approximately $5.65 per share of common stock.

In addition, at the time Mr. Jebsen was appointed as interim Chief Executive Officer in August 2011, the Board determined that, upon completion of his service as interim Chief Executive Officer, he would be eligible to receive a discretionary bonus based upon his performance as interim Chief Executive Officer.  In November 2013, Mr. Jebsen’s service as interim Chief Executive Officer was complete, with the appointment of Mr. Kelley as Chief Executive Officer following the Phyxius transaction.  Following a review of Mr. Jebsen’s performance as interim Chief Executive Officer, and in light of his long period of service in that role, the Board awarded Mr. Jebsen a discretionary bonus consisting of $225,000 in cash and 32,143 shares of restricted common stock.  These amounts are reflected in the Bonus and Stock Awards columns below.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan (2) ($)	Bonus ($)	Stock Awards(1) ($)		Option Awards(1) ($)	All Other Compensation(3) ($)	Total ($)
John P. Kelley Chief Executive Officer	2014	151,250	82,500	—	—		3,954,628	—	4,188,378
Michael B. Jebsen, CPA(4)	2014	309,375	176,150	225,000	332,150		3,954,628	9,600	5,007,003
President, Chief Financial Officer and Former Interim Chief Executive Officer	2013	330,000	—	—	60,308	(5)	—	9,600	399,908

(1)
The amounts in these columns reflect the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our stock and option awards are set forth in Note G to our Financial Statements included in the our Form 10-K for the year ended April 30, 2014, filed with the SEC on July 29, 2014.

(2)	These payments were made based on achievement of milestones in accordance with Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

(3)
The amounts in this column represent payments for automobile allowances issued in accordance with the terms of Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

(4)	Mr. Jebsen began serving as our Interim Chief Executive Officer, effective August 24, 2011. In connection with such service, Mr. Jebsen receives additional compensation of $10,000 per month.

(5)
Represents the grant date fair value of the shares issued in accordance with the terms of Mr. Jebsen’s employment agreement, which is described below in the section entitled “Employment and other Contracts.”

Option Grants

In September 1999, our Board of Directors approved the 1999 Amended Stock Plan, which provided for the granting of incentive and nonstatutory stock options to employees and directors to purchase up to 13,333 shares of our common stock. The 1999 Amended Stock Plan was approved by stockholders on October 10, 2000. Options granted under the 1999 Amended Stock Plan are exercisable at various dates up to four years and have expiration periods of generally ten years. On June 17, 2008, our stockholders approved an amendment and restatement to the 1999 Amended Stock Plan to increase the number of shares of common stock available for awards under the plan from 13,333 to 40,000, to increase the maximum number of shares covered by awards granted under the 1999 Amended Stock Plan to an eligible participant from 13,333 to 16,667 shares, and to make additional technical changes to update the plan. On September 30, 2011, our stockholders approved an amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 40,000 to 300,000. On March 13, 2014, our stockholders approved an amendment to the 1999 Amended Stock Plan, to increase the number of shares of common stock available for awards under the plan from 300,000 to 4,000,000. Persons eligible to receive grants under the 1999 Amended Stock Plan consist of all of our employees, including executive officers and employee directors. As of April 30, 2014 and 2013, we had 3,647,858 and 11,336 outstanding options under the 1999 Amended Stock Plan, respectively. As of April 30, 2014 and 2013, there were 155,408 and 282,726, respectively, options available for grant under the 1999 Amended Stock Plan.

In addition, we have issued options outside the 1999 Amended Stock Plan; however at April 30, 2014 there were no options outstanding that were issued outside the 1999 Amended Stock Plan.

The following table summarizes certain information as of April 30, 2014 concerning the stock options and restricted stock granted to the Named Executive Officer during the fiscal year ended April 30, 2014. No stock appreciation rights or long-term performance awards had been granted as of April 30, 2014.

Name and Principal Position	Grant Date	Number of Securities Underlying Options(1) (#)	Exercise Price of Options ($)	Number of Securities Underlying Restricted Stock Grant (#)		Grant Date Fair Value of Option and Restricted Stock Awards(2) ($)
John P. Kelley	4/3/2014	893,220	5.65	—		3,954,628
Chief Executive Officer
Michael B. Jebsen, CPA	4/3/2014	893,220	5.65	—		3,954,628
President, Chief Financial Officer and Former Interim Chief Executive Officer	5/1/2013	—	—	430	(3)	2,150
	10/4/2013			79,546	(4)	105,000
	11/13/2013			32,143	(5)	225,000

(1)	Each option listed in the table immediately vests and is exercisable over a ten-year period.

(2)
The amounts in this column reflects the aggregate grant date fair value of awards granted during the year computed in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation — Stock Compensation. The assumptions made in determining the fair values of our option awards are set forth in Note G to our  Financial Statements included in the our Form 10-K for the year ended April 30, 2014, filed with the SEC on July 29, 2014.

(3)	The shares underlying these grants vest monthly over a 12 month period.

(4)	The shares underlying these grants vest immediately.

(5)	The one half of shares underlying these grants vest immediately and one half vest the six months subsequent to the grant date.

Outstanding Equity Awards

The following table provides information about outstanding equity awards held by the Named Executive Officer as of April 30, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards(1)						Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (Exercisable) (#)		Number of securities underlying unexercised options (Unexercisable) (#)		Option exercise price ($/Sh)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
John P. Kelley	446,110	(3)	446,110	(3)	5.65	4/2/2024	—	—
Chief Executive Officer
Michael B. Jebsen, CPA	34	(2)			123.00	7/20/2019	—	—
President, Chief Financial Officer and Former Interim Chief Executive Officer	167				117.00	8/12/2019
	34				127.60	9/1/2019
	34				117.00	10/1/2019
	34				129.00	11/1/2019
	34				111.60	12/1/2019
	34				115.80	1/1/2020
	34				114.60	2/1/2020
	34				102.00	3/1/2020
	34				100.00	4/1/2020
	34				100.00	5/1/2020
	34				59.40	6/1/2020
	34				57.80	7/1/2020
	34				54.80	8/1/2020
	167				55.80	8/13/2020
	34				60.80	9/1/2020
	34				50.60	10/1/2020
	34				42.20	11/1/2020
	34				43.00	12/1/2020
	625				43.00	12/1/2020
	34				38.40	1/1/2021
	34				41.00	2/1/2021
	34				38.60	3/1/2021
	34				36.80	4/1/2021
	446,610	(3)	446,610	(3)	5.65	4/2/2024

(1)
Except as otherwise noted, the option awards reflected in these columns vested immediately on the date of grant. The date of grant for each of these options is the date 10 years prior to the expiration date reflected in this table.

(2)	These options were granted with the following vesting schedule: 100% on the first anniversary of the grant date.
(3)
These options were granted with the following vesting schedule: 25% on the (i) Initiation of the Phase III Clinical Trial or (ii) Parent attaining a Market Capitalization of at least $50,000,000; 25% on the (i) Database Lock with respect to the Phase III Clinical Trial or (ii) Parent attaining a Market Capitalization of at least $100,000,000; 25% on the Acceptance For Review of an NDA for the Product for LCOS; 25% on the Approval of the Product for LCOS.

Employment and other Contracts

Pursuant to the employment agreement with Mr. Jebsen that was effective for the fiscal year ending April 30, 2013 (the “Prior Jebsen Employment Agreement”), Mr. Jebsen received as compensation (i) an annual base salary of $210,000, (ii) a fixed monthly automobile allowance of $800, and (iii) participation in medical insurance, dental insurance, and other benefit plans on the same basis as our other officers. Under the Prior Jebsen Employment Agreement, Mr. Jebsen received an annual cash bonus consisting of 50% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals). In addition to the foregoing, Mr. Jebsen received annual grants totaling 430 shares of our restricted common stock, vesting over a 12-month period, of which 180 shares will only vest so long as he continued serving as our Corporate Secretary.

The Prior Jebsen Employment Agreement (i) was to be effective for a one-year term, and automatically renewed for additional one-year terms, unless the Prior Jebsen Employment Agreement was terminated in advance of renewal or either party gave notice at least 90 days prior to the end of the then current term of an intention not to renew, and (ii) provided that we would indemnify Mr. Jebsen against any adverse tax consequences in connection with the Prior Jebsen Employment Agreement or any prior employment agreement that may result from any non-compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”).

In addition, the Prior Jebsen Employment Agreement provided that if Mr. Jebsen was terminated without cause, if Mr. Jebsen terminated his employment for good reason, or if we elected not to renew the Prior Jebsen Employment Agreement, Mr. Jebsen would be entitled to receive (i) one-year of base salary, (ii) an amount equal to the annual bonus that he would have received had 100% of goals been achieved, and (iii) one-year of COBRA reimbursements or benefits payments, as applicable. Mr. Jebsen’s entitlement to these payments was conditioned upon his execution of a release of claims.

For purposes of the Prior Jebsen Employment Agreement: (i) “cause” included (a) a material breach of the Prior Jebsen Employment Agreement by Mr. Jebsen, (b) material misappropriation of our property, (c) material failure to comply with our policies, (d) use of illegal drugs or use of alcohol in a manner that interferes with the performance of Mr. Jebsen’s duties, (e) dishonest or illegal action that is materially detrimental to us, and (f) failure to disclose material conflicts of interest, and (ii) "good reason" includes (a) a material reduction in base salary, (b) a material reduction of Mr. Jebsen’s authority, duties or responsibility, (c) relocation of Mr. Jebsen’s employment by more than 50 miles, (d) a material breach of the Prior Jebsen Employment Agreement by us, or (e) a change in control of us, which means a change in the ownership or effective control of us or a change in the ownership of a substantial portion of our assets (each as defined in the Internal Revenue Service regulations under Section 409A of the IRC); provided, however, that the replacement of two or more of our directors within a 12-month period by new directors not endorsed by a majority of the Board prior to their appointment would also constitute a change in control.

On March 21, 2011, we entered into an indemnification agreement with Mr. Jebsen, which provides that in respect of acts or omissions occurring prior to such time as Mr. Jebsen ceases to serve as our officer Mr. Jebsen will receive (i) indemnification and advancement of expenses to the extent provided under our Certificate of Incorporation and to the fullest extent permitted by applicable law and (ii) indemnification against any adverse tax consequences in connection with prior option awards that may have been non-compliant with Section 409A of the IRC.

On August 24, 2011, Mr. Jebsen became interim Chief Executive Officer. In connection with this service, Mr. Jebsen received additional compensation of $10,000 per month for each month that he served as interim Chief Executive Officer. Upon completion of his service as interim Chief Executive Officer, Mr. Jebsen would be eligible to receive a discretionary bonus based upon his performance as interim Chief Executive Officer. During fiscal 2013, Mr. Jebsen ceased serving as our interim Chief Executive Officer.

Effective November 13, 2013, we entered into an employment agreement with Mr. Kelley and a new amended and restated employment agreement with Mr. Jebsen (the “Employment Agreements”).  Under the Employment Agreements, Mr. Kelley and Mr. Jebsen receive annual base salaries of $330,000 and $285,000, respectively.  Each of Mr. Kelley and Mr. Jebsen also receives participation in medical insurance, dental insurance and other benefit plans on the same basis as our other officers. Under the Employment Agreements, Mr. Kelley and Mr. Jebsen also receive annual cash bonuses consisting of 50% of their base salaries, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals).  The Employment Agreements also provide for the Contingent Option Awards described below.  In addition to the foregoing, Mr. Jebsen will also receive a fixed monthly automobile allowance of $800 and annual grants totaling 430 shares of restricted common stock, vesting over a 12-month period, of which 180 shares will only vest so long as he continues serving as our Treasurer.  In addition, on November 13, 2013, the Board also awarded Mr. Jebsen a discretionary bonus consisting of $225,000 in cash and 32,143 shares of restricted common stock, one half of which vested immediately and one-half which vested six months after the grant, in recognition of his service as our interim Chief Executive Officer from August 2011 through November 2013.

The Employment Agreements are effective for a one-year term, and automatically renew for additional one-year terms, unless the Employment Agreements are terminated in advance of renewal or either party gives notice at least 90 days prior to the end of the then current term of an intention not to renew.   If Mr. Kelley or Mr. Jebsen is terminated without cause, if he terminates his employment for good reason, or if we elect not to renew the Employment Agreement, the executive officer would be entitled to receive (i) one-year of base salary, (ii) a pro-rated amount of the annual bonus that he would have received had 100% of goals been achieved, and (iii) one-year of COBRA reimbursements or benefits payments, as applicable.  Mr. Kelley’s and Mr. Jebsen’s entitlement to these payments is conditioned upon execution of a release of claims.

For purposes of the Employment Agreements: (i) “cause” includes (a) a willful material breach of the Employment Agreement by the executive, (b) material misappropriation of our company’s property, (c) material failure to comply with our company’s policies, (d) abuse of illegal drugs or abuse of alcohol in a manner that interferes with the performance of the officer’s duties, (e) dishonest or illegal action that is materially detrimental to our company, and (f) failure to disclose material conflicts of interest, and (ii) “good reason” includes (a) a material reduction in base salary, (b) a material reduction of the officer’s authority, duties or responsibility, (c) certain changes in geographic location of the officer’s employment, or (d) a material breach of the Employment Agreement by us.

Pursuant to Employment Agreements, each of Mr. Kelley and Mr. Jebsen received a one-time non-statutory stock option grant of 893,220 shares of common stock following stockholder approval of the amendment to the 1999 Stock Plan to increase the amount of stock options authorized for issuance under the 1999 Stock Plan to 4,000,000 shares of common stock (the “Contingent Option Awards”).

1999 Amended Stock Plan

Each of Mr. Kelley and Mr. Jebsen received equity awards under our 1999 Amended Stock Plan during fiscal 2014, which provide for accelerated vesting of such options under certain circumstances.  If Mr. Kelley or Mr. Jebsen is terminated other than as a result of his death or disability, his unvested options will terminate on his termination date and his vested options will remain exercisable until 3 months after the termination date.  If Mr. Kelley or Mr. Jebsen is terminated as a result of his death or disability, his unvested options will vest in full and remain exercisable until the first anniversary of such termination.

Additionally, upon a change of control, except as otherwise determined by the Board of Directors in its discretion, all options will become fully vested and exercisable.  For this purpose, a “change of control” means:  (i) the acquisition of shares of our stock representing fifty percent (50%) or more of the combined voting power of the our shares entitled to vote on the election of directors; (ii) the consummation of a merger, share exchange, consolidation or reorganization involving us and any other company or other entity as a result of which less than fifty percent (50%) of the combined voting power of the surviving or resulting company or entity after such transaction is held in the aggregate by the holders of the combined voting power of our outstanding shares immediately prior to such transaction; (iii) the approval by our stockholders of an agreement for the sale or disposition by the Company of all or substantially all of our assets; or (iv) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of directors were current directors.

Equity Compensation Plan Information

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))
Plan category
Equity compensation plans approved by security holders	3,690,336	$5.80	155,437
Equity compensation plans not approved by security holders	—	—	—
Total	3,690,336	$5.80	155,437

Compensation of Directors

The following table summarizes the compensation paid to non-employee directors for the fiscal year ended April 30, 2014.

2014 Director Compensation
Director	Fees Earned or Paid in Cash ($)	Option Awards ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Ronald R. Blanck, DO(1)	34,750	37,000	—	—	71,750
William A. Chatfield(1)	33,000	34,000	—	—	67,000
Anthony DiTonno(1)	34,000	34,250	—	—	68,250
Gregory Pepin(1)	64,000	—	—	—	64,000
Gerald T. Proehl(1)	1,875	116,152	—	—	118,027
Chris A. Rallis(1)	33,500	34,500	—	—	68,000

(1)
As of April 30, 2014, our other non-employee directors held the following aggregate stock options: Dr. Blanck, 10,507; Mr. Chatfield, 9,656; Mr. DiTonno, 11,488; Mr. Proehl, 25,000; Mr. Rallis, 9,798. In addition, as of April 30, 2014, held the following restricted stock units: Dr. Blanck, 123; Mr. Chatfield, 113.

During fiscal 2014, all of our non-employee directors were paid the following compensation for service on the Board and Board Committees:

•	An annual director fee in each fiscal year of $45,000 ($65,000 for our lead independent director), which was paid in equal monthly installments in arrears on the last day of each month;

•	A fee for attending each meeting of the Board in the amount of $4,000;

•	A fee for attending each committee meeting of which the Director is a member in the amount of $500; and

•	Reimbursement of travel and related expenses for attending Board and Committee meetings, as incurred.

In addition to the compensation described above, each non-employee director, with the exception of Mr. Rallis and Mr. DiTonno, was granted a 2,000 stock option award on their initial nomination to the Board. The options may vest immediately or up to one year later, and are exercisable for a period of three years. We shall maintain an appropriate director’s and officer’s insurance policy at all times for our non-employee directors.

With the exception of Mr. Pepin, who receives all director fees in cash, the fees paid to the Company’s non-employee directors described above are paid 50% in cash and 50% in restricted stock.  Restricted stock awards granted to our non-employee directors from May 1, 2011 to December 15, 2011 vests over a three-year period, and restricted stock awards granted after December 15, 2011 vests 25% per fiscal quarter.

OWNERSHIP OF SECURITIES

Principal Stockholders and Share Ownership by Management

The following table sets forth, as of July 31, 2014, the number and percentage of the outstanding shares of common stock and warrants and options that, according to the information supplied to us, were beneficially owned by (i) each person who is currently a director, (ii) our named executive officers, (iii) all current directors and executive officers as a group and (iv) each person who, to our knowledge, is the beneficial owner of more than five percent of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Beneficial Owner Name and Address(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Principal Stockholders
JP SPC3 OXBT FUND(2)	5,444,335	17.95%
Rue Du Mont-Blanc Geneva, Switzerland 1201
Great Point Partners, LLC (3)	2,000,000	7.12%
165 Mason Street, 3rd Floor Greenwich, CT 06830
Sabby Healthcare Volatility Master Fund, Ltd. (4)	1,964,224	6.99%
c/o Ogier Fiduciary Services (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands
Doug Randall	1,613,121	5.65%
Douglas Hay	1,613,121	5.65%
Broadfin Capital, LLC (5)	1,518,631	5.41%
237 Park Avenue, Suite 900 New York, New York 10017
HealthCor Management, L.P. (6)	1,500,000	5.34%
Carnegie Hall Tower 152 West 57th Street, 43rd Floor New York, New York 10019
Officers and Directors
Gregory Pepin(7)	5,648,251	20.11%
John P. Kelley(8)	1,613,121	5.65%
Michael B. Jebsen, CPA(8)	515,772	1.81%
Ronald R. Blanck, DO(8)	26,535	*
Anthony DiTonno(8)	17,252	*
Chris A. Rallis(8)	16,853	*
William A. Chatfield(8)	11,427	*
Gerald T. Proehl	-	*
All officers and directors as a group (8 persons) (8)	7,849,211	27.04%

* Less than 1%

(1)	Unless otherwise noted, all addresses are in care of the Company at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.
(2)	Includes 3,192,593 shares of common stock, and 2,251,742 shares of common stock subject to warrants that are exercisable or convertible, as applicable within 60 days of July 31, 2014.
(3)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on March 28, 2014 by Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D. and Mr. David Kroin, each of whom is deemed to have shared voting power and shared dispositive power with respect to 2,000,000 shares of common stock.

(4)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on March 18, 2014 by Sabby Healthcare Volatility Master Fund, Ltd., Sabby Management, LLC and Hal Mintz, each of whom is deemed to have shared voting power and shared dispositive power with respect to 1,964,224 shares of common stock.

(5)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on June 11, 2014 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler, each of whom is deemed to have shared voting power and shared dispositive power with respect to 1,518,631shares of common stock.

(6)
The number of shares beneficially owned and the description of such ownership contained herein are based solely on a Schedule 13G filed with the SEC on March 28, 2014 by HealthCor Management, L.P. (“HealthCor”), HealthCor Associates, LLC, HealthCor Offshore Master Fund, L.P., HealthCor Offshore GP, LLC, HealthCor Group, LLC, Joseph Healey, Arthur Cohen, HealthCor Long Offshore Master Fund, L.P. and HealthCor Long Master GP, LLC.  According to the Schedule 13G, HealthCor Offshore Master Fund, L.P., is deemed to have shared voting power and shared dispositive power with respect to 1,389,462 shares of common stock and HealthCor Long Offshore Master Fund, L.P., is deemed to have shared voting power and shared dispositive power with respect to 110,538 shares of common stock.  HealthCor may be deemed beneficial owner of 1,500,000 shares of common stock as a result of its serving as investment manager of HealthCor Offshore Master Fund, L.P. and HealthCor Long Offshore Master Fund, L.P.  HealthCor Associates, LLC may be deemed beneficial owner of 1,500,000 shares of common stock as a result of its serving as general partner of HealthCor.  Each of Joseph Healey and Arthur Cohen may be deemed beneficial owner of 1,500,000 shares of common stock as a result of their services as managers of HealthCor Associates, LLC.  HealthCor Long Master GP, LLC may be deemed beneficial owner of 110,538 shares of common stock as a result of its serving as general partner of HealthCor Long Offshore Master Fund, L.P.  HealthCor Offshore GP, LLC may be deemed beneficial owner of 1,389,462 shares of common stock as a result of its serving as general partner of HealthCor Offshore Master Fund, L.P.  HealthCor Group, LLC may be deemed beneficial owner of 1,500,000 shares of common stock as a result of its serving as general partner of HealthCor Offshore GP, LLC and HealthCor Long Master GP, LLC.

(7)
Includes 189,082 shares of common stock held by Vatea Fund and the shares of common stock held by OXBT Fund.  Also includes 14,834 shares of restricted common stock.  Mr. Pepin is a Managing Director for Vatea Fund, and consequently he may be deemed to be the beneficial owner of shares held by Vatea Fund. Mr. Pepin is also a co-founder of EOS, an investment company, which serves as the Investment Manager and Managing Director for OXBT Fund, and consequently he may be deemed to be the beneficial owner of shares held by OXBT Fund. Mr. Pepin disclaims beneficial ownership of the shares held by Vatea Fund and OXBT Fund except to the extent of his pecuniary interest therein.

(8)
With respect to Dr. Blanck, includes 5,129 shares of common stock subject to warrants and 10,507 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of July 31, 2014;

With respect to Mr. Chatfield, includes 9,656 shares of common stock subject to options vested, vesting, or exercisable, as applicable, within 60 days of July 31, 2014;

With respect to Mr. DiTonno, includes 2,565 shares of common stock subject to warrants and 11,488 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of July 31, 2014;

With respect to Mr. Rallis, includes 2,565 shares of common stock subject to warrants and 9,798 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of July 31, 2014;

With respect to Mr. Jebsen, includes 448,283 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of July 31, 2014;

With respect to Mr. Kelley, includes 446,610 shares of common stock subject to options that are vested, vesting, exercisable or convertible, as applicable, within 60 days of July 31, 2014;

With respect to all officers and directors as a group, includes 936,342 shares of common stock subject to options and 10,259 shares of common stock subject to warrants that are vested, vesting, convertible, or exercisable, as applicable, within 60 days of July 31, 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Issuance of Convertible Note and Warrants to OXBT Fund

On June 16, 2011, we entered into a Convertible Note and Warrant Purchase Agreement (the “OXBT Fund Agreement”) with OXBT Fund, pursuant to which the we agreed to issue and sell to OXBT Fund in a private placement (the “OXBT Fund Transaction”) a subordinated convertible promissory note (the “OXBT Fund Note”) with a principal amount of $4,600,000 and warrants (the “OXBT Fund Warrants”) to purchase an aggregate of 101,996 shares of our common stock.  Mr. Pepin is a co-founder of EOS, an investment company, which serves as the investment manager and managing director of OXBT Fund. The closing of the OXBT Fund Transaction occurred on July 1, 2011.

Interest on the OXBT Fund Note will accrue at a rate of 15% annually and will be paid in quarterly installments commencing on the third month anniversary of issuance. The OXBT Fund Note will mature 36 months from the date of issuance. The OXBT Fund Note may be converted into shares of common stock at a conversion price of $45.10 per share (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like) (the “Conversion Price”) at any time, in whole or in part, at any time at the option of the holder(s) of the OXBT Fund Note. The OXBT Fund Note also will automatically convert into shares of common stock at the Conversion Price at the election of a majority-in-interest of the holders of notes issued under the OXBT Fund Agreement or upon the acquisition or sale of all or substantially all of our assets. We may make each applicable interest payment or payment of principal in cash, shares of common stock at the Conversion Price, or any combination thereof. We may elect to prepay all or any portion of the OXBT Fund Note without prepayment penalties only with the approval of a majority-in-interest of the note holder(s) under the OXBT Fund Agreement at the time of the election.   The OXBT Fund Note contains various events of default such as failing to timely make any payment under the OXBT Fund Note when due, which may result in all outstanding obligations under the OXBT Fund Note becoming immediately due and payable.

The OXBT Fund Warrants were issued in three approximately equal tranches, with exercise prices of $43, $52 and $57, respectively, per share of common stock (in each case subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like). The OXBT Fund Warrants are exercisable on or after the date of issuance and expire on the earlier to occur of the five year anniversary of the date of issuance or an acquisition or sale of all or substantially all of our assets. The exercise prices of shares of common stock underlying the OXBT Fund Warrants are subject to adjustment in the event of future issuances of common stock or equivalents by us at a price less than the applicable exercise price, but in no event shall a OXBT Fund Warrant exercise price be adjusted to less than $45.10 per share (subject to adjustment for stock splits, dividends and combinations, recapitalizations and the like) of common stock.

On August 22, 2013, the outstanding balance of the OXBT Fund Note was cancelled in connection with our issuance of Series D Preferred Stock and Series D Warrants (each as defined and described below).

Issuance of Series C 8% Convertible Preferred Stock and Warrants

On July 21, 2013, we closed a public offering of an aggregate of approximately $5.4 million of shares of our Series C 8% convertible preferred stock (the “Series C Preferred Stock”), which are convertible into a combined total of 2,753,348 shares of common stock.  In connection with the purchase of shares of Preferred Stock in the Offering, each Investor received a warrant to purchase a number of shares of common stock equal to 100% of the number of Conversion Shares at an exercise price equal to $2.60 (the “Series C Warrants”).  The initial closing of the sale of these securities occurred on July 23, 2013.  The following directors or their affiliates (collectively, the “Related Series C Investors”) purchased an aggregate of 170 shares of Series C Preferred Stock and related Series C Warrants for a total of $170,000 in connection with the offering: Ronald Blanck, D.O. ($10,000 investment), Anthony DiTonno ($5,000 investment), Chris Rallis ($5,000 investment), and JP SPC 3 obo FGP Private Equity, SP ($150,000 investment), an entity affiliated with Gregory Pepin.

The Series C Preferred Stock accrues dividends at 8% per annum until July 23, 2016, payable quarterly in cash, or provided certain conditions are met, in common stock at 90% of a calculated market price. If the Series C Preferred Stock is converted into common stock prior to July 23, 2016, the holder is entitled to a three-year dividend make-whole payment at the time of conversion. Shares of Series C Preferred Stock have a liquidation preference equal to $1,000 per share and, subject to certain ownership limitations as described below, are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $1.95 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.   In addition, the Series C Preferred Stock will be subject to anti-dilution provisions until such time that for at least 25 trading days during any 30 consecutive trading days, the VWAP of our common stock exceeds $4.88 and the daily dollar trading volume exceeds $350,000 per trading day.  If, for at least 20 consecutive trading days, the VWAP of our common stock exceeds $4.88 and the daily dollar trading volume exceeds $350,000 per trading day, we will have the right to require conversion of any or all of the outstanding shares of Series C Preferred Stock into common stock at the then-current conversion price.

Each Series C Warrant is exercisable beginning July 23, 2013 and expires on July 23, 2019.  The exercise price and the number of shares issuable upon exercise of the Series C Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.  In addition, the Series C Warrants held by the Related Series C Investors will be subject to anti-dilution provisions until such time that for 25 trading days during any 30 consecutive trading day period, the volume weighted average price of our common stock exceeds $6.50 and the daily dollar trading volume exceeds $350,000 per trading day.

Issuance of Series D 8% Convertible Preferred Stock and Warrants

On August 7, 2013, we entered into a Securities Purchase Agreement with OXBT Fund providing for the private placement (the “Series D Offering”) by the Company of an aggregate of $4.6 million of shares of the Company’s Series D 8% convertible preferred stock (the “Series D Preferred Stock”), which are convertible into a combined total of 2,358,974 shares of common stock.  On August 22, 2013, the Series D Offering closed.  In connection with the purchase of shares of Series D Preferred Stock, OXBT Fund received a warrant to purchase 2,358,975 shares of common stock at an exercise price equal to $2.60 (the “Series D Warrants”). As consideration for the sale of the Series D Preferred Stock and Series D Warrant, $4.6 million in outstanding principal amount of the OXBT Fund Note was cancelled. Pursuant to the terms of a lock-up agreement executed prior to the closing, OXBT Fund and its affiliates are prohibited from engaging in certain transactions with respect to shares of our common stock and common stock equivalents until such time as the lead investor our offering of Series C Preferred Stock ceases to own at least 25% of the shares of Series C Preferred Stock originally issued to such investor.

The rights, preferences and privileges of the Series D Preferred Stock are set forth in a Certificate of Designation of Series D 8% Convertible Preferred Stock (the “Series D Certificate of Designations”) that we filed with the Secretary of State of the State of Delaware on August 22, 2013. The Series D Preferred Stock accrues dividends at 8% per annum until August 22, 2016, payable quarterly in cash, or provided certain conditions are met, in common stock at the conversion price of $1.95 per share. If the Series D Preferred Stock is converted into common stock prior to August 22, 2016, and provided that shareholder approval of the transaction is obtained, the holder is entitled to a three-year dividend make-whole payment at the time of conversion (the “Make-Whole Payment”). Shares of the Series D Preferred Stock have a liquidation preference equal to $1,000 per share and are convertible at any time at the option of the holder into shares of our common stock at a conversion price of $1.95 per share.  The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.   In addition, the Series D Preferred Stock will be subject to anti-dilution provisions until such time that for at least 25 trading days during any 30 consecutive trading days, the VWAP of the Company’s common stock exceeds $4.88 and the daily dollar trading volume exceeds $350,000 per trading day; provided that unless shareholder approval for the transaction is obtained, the conversion price of the Preferred Stock shall not be reduced below $1.635.  If, for at least 20 consecutive trading days, the volume weighted average price of our common stock exceeds $4.88 and the daily dollar trading volume exceeds $350,000 per trading day, we will have the right to require conversion of any or all of the outstanding shares of Series D Preferred Stock into common stock at the then-current conversion price.

Pursuant to the terms of the Series D Certificates of Designations, in the event of our liquidation, dissolution, or winding up, after payment of the liquidation preference to holders of Series C Preferred Stock, holders of the Series D Preferred Stock will be paid before any proceeds are distributed to the holders of our common stock.  Shares of Series D Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series D Preferred Stock will be required to amend the terms of the Series D Preferred Stock.

The Series D Warrant is exercisable beginning on the date of issuance and expires on August 22, 2019.  The exercise price and the number of shares issuable upon exercise of the Series D Warrant are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders.  In addition, if shareholder approval for the transaction is obtained, the Series D Warrant will be subject to anti-dilution provisions until such time that for 25 trading days during any 30 consecutive trading day period, the volume weighted average price of our common stock exceeds $6.50 and the daily dollar trading volume exceeds $350,000 per trading day

Employment of Edwin Fox

Mr. Edwin Fox is the brother-in-law of Mr. Jebsen, our Chief Financial Officer, and we employed Mr. Fox as a Senior Financial Analyst and Interim California Lab Manager. In this capacity Mr. Fox received an annual salary of $82,500 and potential bonus of $10,000.  Mr. Fox did not have a direct reporting relationship to Mr. Jebsen.  Effective May 8, 2012, Mr. Fox was no longer employed with us.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers, and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock.

Based solely upon our review of the Section 16(a) reports in our records for fiscal 2014 transactions in our common stock, we believe that during the fiscal year ended April 30, 2014 the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that: 8 reports, covering a total of 8 transactions, were filed late by Mr. Jebsen, 1 report covering 1 transaction was filed late by each of Messrs. Blanck, Rallis and DiTonno and Mr. Proehl did not timely file his Form 3.

PROPOSAL 2:   AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME

On July 31, 2014, our Board of Directors adopted a resolution approving an amendment o our certificate of incorporation, as amended, to change the name of the Company from Oxygen Biotherapeutics, Inc. to Tenax Therapeutics, Inc. and recommending that the name change amendment be submitted to our stockholders for approval.

Reasons for the Name Change

We are proposing to change our name in order to more closely align our corporate name with our brand and corporate focus going forward.  Our Board of Directors believes that the name change is advisable and in the best interests of our company and of our stockholders.

Effects of the Name Change

If the name change amendment is approved by our stockholders, our name change will be effective when the amendment to the certificate of incorporation is filed with the Secretary of State of the State of Delaware.  We have reserved the NASDAQ stock symbol “TENX.” If the name change amendment is approved, we intend to request that our common stock be listed on the NASDAQ and trade under this new stock symbol, rather than under the current “OXBT” symbol.  Article 1 of our certificate of incorporation, as proposed to be amended, will read in its entirety as follows:

ARTICLE 1

NAME OF CORPORATION

The name of this Corporation is Tenax Therapeutics, Inc. (the “Corporation”).

The form of the proposed amendment to our certificate of incorporation to effect the name change is attached as Annex A to this proxy statement.

If the name change becomes effective, the rights of stockholders holding shares under currently outstanding stock certificates and the number of shares represented by those certificates will remain unchanged.  The name change will not affect the validity or transferability of any currently outstanding stock certificates nor will it be necessary for stockholders with certificated shares to surrender or exchange any stock certificates they currently hold as a result of the name change.  Any new stock certificates that are issued after the name change becomes effective will bear the name “Tenax Therapeutics, Inc.”

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO TENAX THERAPEUTICS, INC.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has selected Cherry Bekaert LLP as our independent registered public accounting firm for fiscal 2015.  Cherry Bekaert LLP served as our independent registered public accounting firm for fiscal 2014.  Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Our organizational documents do not require that the stockholders ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm.  We request such ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Cherry Bekaert LLP, but still may retain them.  Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The aggregate fees billed for professional services by professional accounting firms in fiscal 2014 and fiscal 2013 were as follows:

	2014	2013
Audit fees	$180,450	$124,000
Tax fees(1)	7,400	17,400
Total fees	$187,850	$141,400

(1)	Tax return and related services

It is our Audit and Compliance Committee’s policy and procedure to approve in advance all audit engagement fees and terms and all permitted non-audit services provided by our independent registered public accounting firm. We believe that all audit engagement fees and terms and permitted non-audit services provided by our independent registered public accounting firm as described in the above table were approved in advance by our Audit and Compliance Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF CHERRY BEKAERT LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

Other Business

As of the date of this proxy statement, the Board knows of no other matters that may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Stockholder Proposals

Under certain conditions, stockholders may request us to include a proposal for action at a forthcoming meeting of our stockholders in the proxy materials for such meeting. All stockholder proposals intended to be presented at our 2015 Annual Meeting of Stockholders must be received by us no later than May [●], 2015 for inclusion in the proxy statement and proxy card relating to such meeting.  However, if the date of the 2015 Annual Meeting is changed by more than 30 days from the date of the first anniversary of the 2014 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2015 Annual Meeting.

In addition, if a stockholder desires to make a proposal from the floor during the meeting, including the nomination of a director, even if such proposal is not to be included in our proxy statement, the bylaws provide that the stockholder must deliver or mail written notice of the proposal to our Secretary (i) not less than 120 days in advance of the date in the current year that corresponds to the date on which notice of the Annual Meeting was first mailed by us to our stockholders of record in the prior year (unless a later date is selected by the Board of Directors and communicated to the stockholders), or (ii) if no Annual Meeting was held in the prior year or the corresponding date on which notice of the Annual Meeting is sent to stockholders of record changes by more than 30 days from the date in the previous year, not less than 30 days in advance of the date that we begin printing our notice of the Annual Meeting to be disseminated to stockholders. A stockholder’s notice to the Secretary must inform as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and numbers of our shares that are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Costs of Soliciting Proxies

We will bear the cost of this solicitation, including the preparation, printing, and mailing of the proxy statement, proxy card, and any additional soliciting materials sent by us to stockholders. Our directors, officers, and employees may solicit proxies personally or by telephone without additional compensation. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy soliciting materials to the beneficial owners.

Availability of Report on Form 10-K

Copies of our Annual Report on Form 10-K for the year ended April 30, 2014, including financial statements and schedules, are available on our website at http://www.oxybiomed.com and will be provided upon written request, without charge, to any person whose proxy is being solicited. Written requests should be made to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Stockholders Sharing the Same Last Name and Address

Only one annual report or proxy statement, as applicable, may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies should be directed to Investor Relations by e-mail addressed to n.hecox@oxybiomed.com, by mail addressed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560, or by telephone at (919) 855-2100. Stockholders sharing an address and currently receiving a single copy may contact Investor Relations as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting Investor Relations as described above.

REQUESTS FOR DIRECTIONS TO OUR COMPANY’S ANNUAL MEETING

The 2014 Annual Meeting of Stockholders will be held at the offices of Oxygen Biotherapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560 at 9:00 a.m., Eastern Daylight Time. Requests for directions to the meeting location may be directed to Oxygen Biotherapeutics, Inc., Attn: Investor Relations, ONE Copley Parkway, Suite 490, Morrisville, North Carolina 27560.

Annex A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF OXYGEN BIOTHERAPEUTICS, INC.

PURSUANT TO SECTION 242 OF THE

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Oxygen Biotherapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of this Corporation is Oxygen Biotherapeutics, Inc.

SECOND: Resolutions were duly adopted by written consent of the Board of Directors of Oxygen Biotherapeutics, Inc. approving a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution adopted by the Board of Directors stating the proposed amendment is as follows:

RESOLVED, Article I is deleted in its entirety and the following Article I is inserted in lieu thereof:

ARTICLE I
NAME OF CORPORATION

The name of this Corporation is Tenax Therapeutics, Inc. (the “Corporation”).

THIRD: That pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That said amendment shall be effective at 12:01 a.m., Eastern Standard Time, on [_____], 2014.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this [__] day of [_____], 2014.

OXYGEN BIOTHERAPEUTICS, INC.

By:	/s/
Name:	[______]
Title:	[______]

A-1

OXYGEN BIOTHERAPEUTICS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – SEPTEMBER 11, 2014 AT 9 AM LOCAL TIME
CONTROL ID:
REQUEST ID:

The board of directors (the “Board of Directors” or the “Board”) of Oxygen Biotherapeutics, Inc. is asking for your proxy for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting. The meeting will be held at the offices of Oxygen Biotherapeutics, Inc. located at ONE Copley Parkway, Suite 490, Morrisville, North Carolina, 27560 on September 11, 2014, at 9:00 a.m. local time, to elect the seven director nominees described in this Proxy Statement, to approve an amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc., to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm and to conduct such other business as may be properly brought before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/OXBT
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF OXYGEN BIOTHERAPEUTICS, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	Ronald R. Blanck, DO				☐
	William A. Chatfield				☐	CONTROL ID:
	Anthony DiTonno				☐	REQUEST ID:
	John P. Kelley				☐
	Gregory Pepin				☐
	Gerald T. Proehl				☐
	Chris A. Rallis				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	The approval of an amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc.		☐	☐	☐

Proposal 3		à	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2015.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board of Directors recommends that you vote “FOR” the election of the director nominees listed in this proxy statement, “FOR” the amendment to our certificate of incorporation to change the name of our company to Tenax Therapeutics, Inc. and “FOR” ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2014

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)